Exhibit 10.5

Share Subscription Letter

To:	White Pearl Acquisition Corp.

Ritter House Wickhams Cay II PO Box 3170 Road Town Tortola VG1110 British Virgin Islands

The undersigned (the Subscriber) hereby subscribes for and agrees to take 1,437,500 Class Bordinary shares of no par value (the Shares) in White Pearl Acquisition Corp. (the Company) for a total aggregate subscription price of US$25,000.00, and undertakes to pay the amount of US$25,000.00 in full payment of the subscription price for the Shares upon its issue.

The Subscriber will take the Shares subject to and on the terms of the Memorandum and Articles of Association of the Company and recognises that failure to pay the monetary consideration of the aforesaid Shares on demand by the Company may result in said Shares being forfeited and cancelled pursuant to the provisions of the BVI Business Companies Act, 2004.

This letter shall be governed by the laws of the British Virgin Islands.

Dated 27 June 2025

For and on behalf of

White Pearl Group Limited

By:	/s/ Naphat Sirimongkolkasem
	Name:	Naphat Sirimongkolkasem
	Position:	Director

White Pearl Group Limited

Direction as to registration

Full name:	White Pearl Group Limited

Address:	Ritter House, Wickhams Cay II, P.O. Box 3170, Road Town, Tortola VG1110, British Virgin Islands